UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 10/22/2014

FRONTIER BEVERAGE COMPANY INC
(Exact name of registrant as specified in its charter)

Nevada	000-52297	06-1678089
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

2360 Corporate Circle Suite 400 Henderson, NV 89074 (Address of principal executive offices)	10010 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Frontier Beverage Company Inc. (the "Company") held a Board of Directors meeting on October 21, 2014 (the " Meeting") and approved the hiring of Ian Hobday as President and Director  to serve on the Board of Directors as of November 1,  2014.   The company also has accepted the resignation of William Coogan from all positions, CEO, Secretary and Chairman of the Board of Directors effective November 1,  2014. The Company has accepted the resignation of Thomas Crom as President effective November 1,  2014.  There were no disagreements between the Company by either resigning party.

The contract with Mr. Hobday will be filed as an exhibit when effective via an amendment to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2014, the Company filed a Certificate of Amendment to amend the company Articles of Incorporation with the Secretary of State of the State of Nevada (the "Amendment"). The Amendment increases the number of authorized shares of common stock, par value $0.001 per share ("Common Stock"), from 1,970,000,000 shares to 2,970,000,000 shares so that company can meet its obligations with its ability for debt reductions. The Company's stockholders approved the Amendment via consent.

The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER BEVERAGE COMPANY INC

Date: October 27, 2014	/s/ William Coogan
William Coogan
Chief Executive Officer